Exhibit E

FORMS OF LETTERS TO SHAREHOLDERS IN CONNECTION WITH THE FUND’S
ACCEPTANCE OF TENDERS OF SHARES

THE FOLLOWING LETTERS ARE BEING SENT TO SHAREHOLDERS IF THEY TENDERED ALL OF THEIR SHARES IN THE FUND SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

______________, 2006

Dear Member:

        Multi-Strategy Hedge Advantage (the “Fund”) has received and accepted for repurchase your tender of ALL of your shares (“Shares”) of the Fund as specified in your Notice of Intent to Tender.

        Because you have tendered and the Fund has repurchased all of your Shares in the Fund, you have been issued a promissory note (the “Note”) entitling you to receive payment in an amount equal to the unaudited net asset value of your Shares as of December 29, 2006, in accordance with the terms of the tender offer. The Note has been deposited in an account for you with PFPC, Inc., the Fund’s administrator and agent designated for this purpose. Any cash payment in settlement of the Note will be made to the account specified in the Notice of Intent to Tender no later than February 13, 2007, unless the valuation date of such Shares has changed, or the Company has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).

        Should you wish to receive a copy of your Note, please feel free to contact PFPC, Inc., at (800) 348-1824. You may also direct questions to the Fund at (866) 878-2987 or to your financial advisor.

Sincerely,

Multi-Strategy Hedge Advantage

Exhibit E

______________, 2006

Dear Shareholder:

        Enclosed is a statement regarding the repurchase of ALL of your shares (the “Shares”) of Multi-Strategy Hedge Advantage (the “Fund”) as specified in your Notice of Intent to Tender.

        Because you have tendered and the Fund has repurchased all of your Shares of the Fund, you have been paid an amount equal to the unaudited net asset value of your Shares as of December 29, 2006 in accordance with the terms of the tender offer. A cash payment in this amount has been made to the account specified in the Notice of Intent to Tender. This is in full settlement of the Note previously issued to you in respect of your tender.

        Should you wish to receive a copy of your canceled Note, please feel free to contact PFPC, Inc., the Fund’s agent for this purpose at (800) 348-1824. You may also direct questions to the Fund at (866) 878-2987 or to your Merrill Lynch financial advisor.

Sincerely,

Multi-Strategy Hedge Advantage

Enclosure

Exhibit E

THE FOLLOWING LETTERS ARE BEING SENT TO SHAREHOLDERS IF THEY TENDERED A PORTION OF THEIR SHARES OF THE FUND AS SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

_________________, 2006

Dear Shareholder:

        Multi-Strategy Hedge Advantage (the “Fund”) has received and accepted for repurchase your tender of a portion of your shares (“Shares”) of the Fund as specified in your Notice of Intent to Tender.

        Because you have tendered and the Fund has repurchased a portion of your Shares of the Fund, you have been issued a promissory note (the “Note”). The Note entitles you to receive payment in an amount equal to the unaudited net asset value of your Shares as of December 29, 2006, in accordance with the terms of the tender offer. The Note has been deposited in an account for you with PFPC, Inc., the Fund’s administrator and agent designated for this purpose. Any cash payment in settlement of the Note will be made to the account specified in the Notice of Intent to Tender no later than February 13, 2007, unless the valuation date of such Shares has changed, or the Fund has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that you continue to hold Shares with a value of at least $25,000, all in accordance with the terms of the tender offer.

        Should you wish to receive a copy of your Note, please feel free to contact PFPC, Inc., at (800) 348-1824. You may also direct questions to the Fund at (866) 878-2987 or to your Merrill Lynch financial advisor.

Sincerely,

Multi-Strategy Hedge Advantage

Exhibit E

_________________, 2006

Dear Shareholder:

        Enclosed is a statement regarding the repurchase of a portion of your shares (“Shares”) of Multi-Strategy Hedge Advantage (the “Fund”) as specified in your Notice of Intent to Tender.

        Because you have tendered and the Fund has repurchased a portion of your Shares of the Fund, you have been paid an amount equal to the value of the repurchased Shares based on the unaudited net asset value of the Fund as of December 29, 2006, in accordance with the terms of the tender offer. A cash payment in this amount has been made to the account specified in the Notice of Intent to Tender. This is in full settlement of the Note previously issued to you in respect of your tender.

        Should you wish to receive a copy of your canceled Note, please feel free to contact PFPC, Inc., the Fund’s agent for this purpose at (800) 348-1824. You may also direct questions to the Fund at (866) 878-2987 or to your Merrill Lynch financial advisor.

Sincerely,

Multi-Strategy Hedge Advantage

Enclosure